EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ResMed Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-08013, 333-88231, 333-115048, 333-140350, 333-140351, 333-156065, 333-164527, 333-167183, 333-181317, 333-186386 and 333-194225) of ResMed Inc. of our reports dated August 4, 2016, with respect to the consolidated balance sheets of ResMed Inc. and subsidiaries as of June 30, 2016 and 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 30, 2016, which reports appear in the June 30, 2016 annual report on Form 10-K of ResMed Inc.

Our report dated August 4, 2016 on the consolidated financial statements refers to the Company’s adoption, on a retrospective basis, of FASB Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets, liabilities and associated valuation allowances to be classified as non-current. It also refers to the Company’s adoption of FASB Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires all excess tax benefits and tax deficiencies to be recorded as an income tax benefit or expense in the income statement effective July 1, 2015.

Our report dated August 4, 2016, on the effectiveness of internal control over financial reporting as of June 30, 2016, contains an explanatory paragraph that states ResMed Inc. acquired Brightree LLC during fiscal 2016, and management excluded from its assessment of the effectiveness of ResMed Inc.’s internal control over financial reporting as of June 30, 2016, Brightree LLC’s internal control over financial reporting associated with total assets of $20.9 million and total revenues of $28.9 million included in the consolidated financial statements of ResMed Inc. and subsidiaries as of and for the year ended June 30, 2016. Our audit of internal control over financial reporting of ResMed Inc. also excluded an evaluation of the internal control over financial reporting of Brightree LLC.

/s/ KPMG LLP
San Diego, California
August 4, 2016